UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2012

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 11, 2012, Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Corporation”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (File No. 333- 180661) (the “Registration Statement”) to replace an existing shelf registration statement which was scheduled to expire in June 2012. In connection with the filing of this new registration statement, on April 27, 2012, the Corporation filed a prospectus supplement relating to the amendment and restatement of its existing Dividend Reinvestment and Stock Purchase Plan (the “Plan”) under which the Corporation increased the number of shares issuable from time to time under the Plan to 1,500,000 shares of the Corporation’s common stock, par value $1.00 per share.

This Current Report on Form 8-K is being filed to present certain exhibits that shall be incorporated by reference into the Registration Statement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 5.1	Opinion of Stradley Ronon Stevens & Young, LLP

Exhibit 23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of KPMG LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ J. Duncan Smith
J. Duncan Smith
Chief Financial Officer and Treasurer

Date: April 27, 2012

EXHIBITS INDEX

Exhibit	Description

Exhibit 5.1	Opinion of Stradley Ronon Stevens & Young, LLP

Exhibit 23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of KPMG LLP